UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 24, 2008

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2543, 17 Hatidhar St., Ra'anana, Israel	43665
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 9-747-6666

1301 Shoreway Road, Suite 380, Belmont, CA 94002
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On December 24, 2008, the Company entered into a Subscription Agreement with Runcom Technologies Ltd. (“Runcom”) pursuant to which the Company has agreed to sell to Runcom (i) 8,695,652 shares of Common Stock par value $0.0001 per share (the “Common Stock”) and (ii) a warrant (the “Warrant”) to purchase 115,942 shares of Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).  The Common Stock and Warrant will be sold to Runcom in a private placement under Section 4(2) of the Securities Act of 1933 and in accordance with Regulation S.  The Common Stock is being sold to Runcom for a purchase price of $0.115 per share, or an aggregate purchase price of $1.0 million.  The Warrant entitles Runcom to purchase up to 115,942 shares of Series A Preferred Stock at an exercise price of  $34.50 per share, or an aggregate purchase price of $4.0 million, at any time during the next twelve months.  The closing under the Subscription Agreement is subject to certain customary closing conditions, and is expected to close no later than December 31, 2008.

In connection with the closing under the Subscription Agreement, Messrs Gideon Barak, Amit Haller, Shlomo Shalev, Yossi Sela, and Matt Hills shall resign from the Board of Directors of the Corporation, and the Board of Directors shall nominate additional members of the Board of Directors to be specified by Runcom, all in effect as of the Closing, all in accordance with the Corporation’s charter documents and applicable law.

Prior to closing on the Subscription Agreement, the Company will file with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the “Certificate”). The Certificate amends the Company’s Amended and Restated Certificate of Incorporation, to fix the preferences, rights and limitations of the Series A Preferred Stock.  The Series A Preferred Stock will vote as a single class with the Company’s common stock, but each share of the Series A Preferred Stock will count for 300 votes as compared to a share of Common Stock.  The Series A Preferred Stock will also be entitled to dividends and any liquidation proceeds along with the Common Stock in the same ratio of 300-to-one.  The Series A Preferred Stock will not be convertible into Common Stock.

Also on December 24, 2008, the Company entered into a Second Amendment to Letter Agreement with Southpoint Master Fund, LP, (“Southpoint”), a Fourth Amendment to Loan Agreement with Southpoint and a Third Amendment to Letter Agreement with Gemini Israel III LP, Gemini Partners Investors LP, Gemini Israel III Parallel Fund LP, and Gemini Israel III Overflow Fund LP (the four preceding parties are collectively referred to as “Gemini”, and each of the three preceding agreements are collectively referenced as the “Loan Amendments”).  Under the Loan Amendments, Gemini and Southpoint agreed to allow all outstanding indebtedness owed to them by the Company to be converted into shares of the Company’s Series A Preferred Stock at $34.50 per share, at each lender’s option.  Immediately after entering into the Loan Amendments, both Southpoint and Gemini elected to have the entire amount of their loans, totaling  $15.2 million, converted into 441,618 shares of the Company’s Series A Preferred Stock.

In connection with the Loan Amendments, on December 24, 2008 the Company also entered into two Share Purchase Agreements, by and among the Company, Runcom, Southpoint and Gemini (the “Share Purchase Agreements”).  Under the Share Purchase Agreements, Runcom agreed to purchase all of the shares of the Company’s capital stock and warrants owned by Southpoint and Gemini, which consists of 8,887,894 shares of Common Stock, warrants to purchase up to 3,056,667 shares of Common Stock and 441,618 shares of Series A Preferred Stock.  After these transfers, Southpoint and Gemini will no longer hold any equity securities in the Company.

After the closing of the Subscription Agreement, and taking into account the shares to be transferred pursuant to the Share Purchase Agreement, Runcom will own shares representing approximately 90% of the voting power of the issued and outstanding capital stock of the Company.  If all of the warrants purchased or transferred to Runcom are also exercised, Runcom will own shares representing 93% of the voting power of the issued and outstanding capital stock of the Company.

Copies of the Subscription Agreement, Warrant, Loan Amendments and Share Purchase Agreements are attached hereto as Exhibit 10.1,  Exhibit 4.1, Exhibits 10.2 – 10.4, and Exhibits 10.5, and 10.6, respectively.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 24, 2008, the Board of Directors initiated several strategic measures intended to reduce the Company’s operating costs.  Such cost reduction measures include a reduction of approximately 30% of the Company’s headcount.  Under this plan, the Company intends to terminate approximately 30 employees.  Following this action, the Company will have approximately 80 full-time employees.  The Company expects to incur total costs of approximately $470,000 in connection with the termination of employees of the Company.  Approximately $300,000 of these costs have previously been accrued, and $220,000 of the accrued costs have been funded.

Item 8.01  Other Events.

On December 25, 2008, the Company issued a press release announcing and describing the various events described in this report.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.  The following exhibits are filed as part of this report:

4.1	Form of Warrant to Purchase Series A Preferred Stock
10.1	Subscription Agreement by and between the Company and Runcom, dated as of December 24, 2008.
10.2	Second Amendment to Letter Agreement by and among the Company and Southpoint, dated as of December 24, 2008
10.3	Fourth Amendment to Loan Agreement by and among the Company and Southpoint, dated as of December 24, 2008
10.4	Third Amendment to Letter Agreement by and among the Company and Gemini, dated as of December 24, 2008
10.5	Share Purchase Agreement by and among the Company, Runcom and Southpoint, dated as of December 24, 2008.
10.6	Share Purchase Agreement by and among the Company, Runcom and Gemini, dated as of December 24, 2008.
99.1	Press Release, dated December 25, 2008

This report contains forward-looking information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those projected or suggested. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in such sections. These statements are based on current estimates and actual results may differ materially due to risks, such as severance costs or impairment charges that differ from original estimates; and other risks set forth in the Company’s filings with the SEC, including its most recent Form 10-Q, 10-K and other filings that are available through EDGAR at www.sec.gov. These are among the primary risks the Company foresees at the present time. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. The Company assumes no obligation to update the forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXI MOBILE, INC.

	By:	/s/ Israel Frieder
	Name:	Israel Frieder
Dated: December 24, 2008	Title:	Chairman of the Board and Chief Executive Officer